Exhibit 99.1

IVAX DIAGNOSTICS RELEASES FOURTH QUARTER AND

FULL YEAR 2006 RESULTS

MIAMI—(BUSINESS WIRE)—March 30, 2007—IVAX Diagnostics, Inc. (AMEX:IVD) reported net revenues for the year ended December 31, 2006 of $19,523,000, a decrease of 1.2% compared to net revenues of $19,762,000 for the year ended December 31, 2005. For the full year 2006, net loss was $2,809,000, compared to net loss of $510,000 for the full year 2005. Net revenues for the fourth quarter of 2006 were $4,590,000, compared to net revenues of $4,466,000 from the same period of the previous year, an increase of 2.8%. Net loss for the fourth quarter of 2006 was $626,000, compared to net loss of $403,000 for the fourth quarter of 2005.

Giorgio D’Urso, CEO and President of IVAX Diagnostics, said, “Our net loss for 2006 increased significantly as a result of increases in operating expenses compared to 2005, primarily in general and administrative expenses and research and development expenses. The increase in G&A expenses primarily resulted from the approximately $1.7 million reduction in G&A expenses that had occurred in 2005 when we recorded a bad debt recovery and reduced our allowance for doubtful accounts to recognize the impact of previously outstanding Italian accounts receivable. The increase in R&D expenses was primarily associated with our PARSEC® System, which remains our top priority. We expect to submit our 510(k) application for the PARSEC® System to the FDA during the second quarter of 2007, which, if and when approved, will enable us to market this new automated testing system in the U.S. market. While we have made deliveries of the PARSEC® System in select locations internationally, the full-scale commercial launch of the PARSEC® System in international markets will not begin until after we submit our 510(k) application. While we are disappointed in the delays that we have experienced with the commercial availability of our PARSEC® System, we remain confident that this new automated testing system will set the new standard of testing in the market sectors that we serve.

“At the same time, we are upgrading our existing Mago® Plus instrument to a new version that will be called the Mago® 4. This enhanced Mago® instrument is expected to be able to perform both ELISA and IFA techniques simultaneously, perform positive sample identification, and utilize disposable pipette tips. Although these are features that will also be included in the PARSEC® System, we believe that the Mago® 4 will compete successfully in the existing laboratory automation market, especially with those customers that prefer a more compact, lower-priced instrument with features and benefits similar to many of the other instruments currently offered in the market place. The PARSEC® System, on the other hand, has been designed as a next-generation system that we expect to have a broad appeal due to its scalable architecture and that we expect to offer the latest technology to a much larger segment of the laboratory automation market that is looking for the latest technology. We intend to present the new Mago® 4 and PARSEC® System at the 2007 American Association for Clinical Chemistry (AACC) Annual Meeting and Clinical Lab Exposition that will be held in San Diego, California, from July 17-19.

“Additionally, our plan to begin production of hepatitis kits in Italy continues and we expect to obtain CE approval and make our first commercial deliveries of these new products in the fourth quarter of 2007. This new product line is expected to be able to be performed on our new PARSEC® System, as well as the Mago® 4, and we expect that the inclusion of these important assays in our menu of test kits will have a positive effect on our international revenues,” said Mr. D’Urso.

About IVAX Diagnostics, Inc.

IVAX Diagnostics, Inc., headquartered in Miami, Florida, develops, manufactures and markets proprietary diagnostic reagents, instrumentation, and software in the United States and Italy through its three subsidiaries: Diamedix Corporation, Delta Biologicals S.r.l., and ImmunoVision, Inc. Teva Pharmaceutical Industries Limited, through its wholly-owned IVAX Corporation subsidiary, owns approximately 72% of IVAX Diagnostics, Inc.

Except for the historical matters contained herein, statements in this press release are forward-looking and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Investors are cautioned that forward-looking statements involve risks and uncertainties that may affect the business and prospects of IVAX Diagnostics, Inc., including, without limitation: risks and uncertainties regarding the PARSEC® System, including, without limitation, that the PARSEC® System may not perform as or be available when expected, that the PARSEC® System may not be a source of revenue growth for IVAX Diagnostics, that IVAX Diagnostics may not receive financial benefits or achieve improved operating results after the full commercial release of the PARSEC® System, that the PARSEC® System may not set the new standard of testing in the market sectors that IVAX Diagnostics serves, that IVAX Diagnostics’ international activities associated with the PARSEC® System may be impacted by the delay in the full commercial release of the PARSEC® System, that the PARSEC® System may not be a factor in the future growth of IVAX Diagnostics or in allowing it to expand its business beyond its current range of autoimmune and infectious disease assays, that IVAX Diagnostics may not be able to submit its 510(k) application for the PARSEC® System to the FDA when expected or at all, that IVAX Diagnostics may not be able to obtain 510(k) clearance from the FDA for the PARSEC® System when expected or at all, that IVAX Diagnostics may not be successful in its marketing of the PARSEC® System, that customers may not integrate the PARSEC® System into their operations as readily as expected, and that sales and reagent rentals of the PARSEC® System may adversely affect sales and reagent rentals of the Mago® 4; risks and uncertainties regarding the Mago® 4, including, without limitation, that the Mago® 4 may not perform as or be available when expected, that the Mago® 4 may not be able to compete successfully in the existing laboratory automation market, that IVAX Diagnostics may not be successful in its marketing of the Mago® 4, that customers may not integrate the Mago® 4 into their operations as readily as expected, and that sales and reagent rentals of the Mago® 4 may adversely affect sales and reagent rentals of the PARSEC® System; that IVAX Diagnostics may not successfully receive the transfer of hepatitis technology when expected or at all; that, if IVAX Diagnostics does successfully receive the transfer of hepatitis technology, then IVAX Diagnostics may not be able to manufacture its own hepatitis assays, obtain CE approval for its hepatitis kits when expected or at all, make commercial deliveries of its hepatitis kits when expected or at all, achieve a positive effect on its international revenues, or cause its own hepatitis assays to be run in conjunction with the PARSEC® System or the Mago® 4; that improved financial performance or results may not occur; and other risks and uncertainties that may cause results to differ materially from those set forth in the forward-looking statements. In addition to the risks and uncertainties set forth above, investors should consider the economic, competitive, governmental, technological and other risks and uncertainties discussed in IVAX Diagnostics’ filings with the Securities and Exchange Commission, including, without limitation, the risks and uncertainties discussed under the heading “Risk Factors” in such filings.

IVAX DIAGNOSTICS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months		Twelve Months
Period Ended December 31,	2006	2005	2006	2005
NET REVENUE	$4,590,355	$4,466,202	$19,523,471	$19,761,807

COST OF SALES	1,915,011	1,835,641	8,457,855	8,092,617

Gross profit	2,675,344	2,630,561	11,065,616	11,669,190

OPERATING EXPENSES:
Selling	1,529,004	1,551,355	5,883,610	6,107,462
General and administrative	1,404,943	1,110,876	5,652,392	3,518,926
Research and development	416,607	506,841	2,403,971	1,765,998

Total operating expenses	3,350,554	3,169,072	13,939,973	11,392,386

Income (loss) from operations	(675,210)	(538,511)	(2,874,357)	276,804

OTHER INCOME, NET:
Interest income	112,664	103,162	463,882	352,304
Other income (expense), net	36,504	44,093	(44,380)	(62,048)

Total other income, net	149,168	147,255	419,502	290,256

Income (loss) before income taxes	(526,042)	(391,256)	(2,454,855)	567,060

INCOME TAX PROVISION (BENEFIT)	100,400	11,913	153,379	1,076,587

INCOME (LOSS) BEFORE CUMULATIVE EFFECT OF CHANGE IN ACCOUNTING PRINCIPLE	(626,442)	(403,169)	(2,608,234)	(509,527)

CUMULATIVE EFFECT OF CHANGE IN ACCOUNTING PRINCIPLE	—	—	(201,000)	—

Net income (loss)	$(626,442)	$(403,169)	$(2,809,234)	$(509,527)

Earnings (loss) per share, before cumulative effect of change in accounting principle
Basic and diluted	$(0.02)	$(0.01)	$(0.09)	$(0.02)

Cumulative effect of change in accounting principle, per share
Basic and diluted	$—	$—	$(0.01)	$—

Net income (loss) per share
Basic and diluted	$(0.02)	$(0.01)	$(0.10)	$(0.02)

WEIGHTED AVERAGE SHARES OUTSTANDING:
Basic	27,649,887	27,611,171	27,639,221	27,295,176

Diluted	27,649,887	27,611,171	27,639,221	27,295,176

IVAX DIAGNOSTICS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

DECEMBER 31, 2006 AND 2005

	2006	2005
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$1,995,730	$11,479,568
Marketable securities	6,650,000	122,045
Accounts receivable, net of allowances for doubtful accounts of $1,093,070 and $973,855, respectively	7,489,272	6,695,353
Inventories, net	5,557,528	5,608,584
Other current assets	1,183,571	1,164,890

Total current assets	22,876,101	25,070,440

PROPERTY, PLANT AND EQUIPMENT:
Land	352,957	352,957
Buildings and improvements	2,985,081	2,711,785
Machinery and equipment	2,825,404	2,968,885
Furniture and fixtures	1,788,170	1,397,936

	7,951,612	7,431,563
Less – Accumulated depreciation	(5,650,032)	(5,217,982)

	2,301,580	2,213,581

OTHER ASSETS:
Goodwill, net	6,722,725	6,722,725
Equipment on lease, net	386,762	585,295
Product license	1,255,936	1,255,936
Other	163,998	55,553

	8,529,421	8,619,509

Total assets	$33,707,102	$35,903,530

LIABILITIES AND SHAREHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable	$935,896	$1,190,204
Accrued license payable	526,800	947,920
Accrued expenses	3,048,285	2,895,836

Total current liabilities	4,510,981	5,033,960

OTHER LONG-TERM LIABILITIES:
Deferred tax liabilities	572,089	—
Other long-term liabilities	885,890	680,006

Total other long-term liabilities	1,457,979	680,006

COMMITMENTS AND CONTINGENCIES

SHAREHOLDERS’ EQUITY:
Common stock, par value $0.01, authorized 50,000,000 shares, issued and outstanding 27,649,887 in 2006 and 27,623,554 in 2005	276,498	276,235
Additional paid-in capital	40,781,825	40,548,950
Accumulated deficit	(12,776,202)	(9,458,371)
Accumulated other comprehensive loss	(543,979)	(1,177,250)

Total shareholders’ equity	27,738,142	30,189,564

Total liabilities and shareholders’ equity	$33,707,102	$35,903,530

Contact:	Duane M. Steele
IVAX Diagnostics, Inc.
305-324-2338
www.ivaxdiagnostics.com